Exhibit 10.17
                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made on the 30th day of September, 2002, by and between MORO/RADO ACQUISITION CORP., a Pennsylvania corporation (the "Company"), and ANTONIO D. RADO, an individual ("Rado").

                                   Background
                                   ----------

     Rado is the President and sole shareholder of Rado Enterprises, Inc., a Pennsylvania corporation ("Seller"), a mechanical contracting company which was engaged in various plumbing, heating, ventilation and air conditioning projects for commercial, industrial and institutional buildings located in northeastern and central Pennsylvania. Pursuant to an Asset Purchase Agreement dated July 31, 2002, by and between the Company, Seller, and Rado (the "Asset Purchase Agreement"), the Company acquired substantially all of the operating assets of Seller as of the date hereof (the "Sale"). The Company and Rado have agreed to execute and deliver this Agreement at the time of such Sale.

     Under the Asset Purchase Agreement, the Company has agreed to assume any and all obligations of Seller under the Existing Nonassignable Construction Contracts and Existing Contract Bonds


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

(as such terms are defined in the Asset Purchase Agreement). Since Seller, of which Rado is the sole shareholder, remains obligated after the Sale under the Existing Nonassignable Construction Contracts and the Existing Contract Bonds, Rado has an interest in controlling the quality of the work performed by the Company under, and in the Company satisfactorily completing the Existing Nonassignable Construction Contracts in order to discharge Seller's obligations under the Existing Nonassignable Construction Contracts and the Existing Contract Bonds.


     The Company may not be able to satisfactorily complete the Existing Nonassignable Construction Contracts unless the Company continues to operate as an ongoing enterprise and only enters into new construction contracts after the date hereof ("New Construction Contracts") under which it satisfactorily performs and does not incur significant losses. Therefore, Rado also has an interest in the Company's procurement (including without limitation the bidding on, review of and acceptance of such New Construction Contracts) and satisfactory performance of such New Construction Contracts until, at least, all of Seller's obligations are fulfilled under the Existing Nonassignable Construction Contracts. It is contemplated that the majority of Seller's obligations under the Existing Nonassignable

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



Construction Contracts will be fulfilled by the Final Date (hereinafter defined) of the Employment Period (hereinafter defined). Accordingly, Rado has a great interest in remaining employed by the Company (as described hereunder) and maintaining a significant role in the Company during the entire Employment Period.

     The Company has an interest in employing Rado in the significant role contemplated hereunder during the entire Employment Period in order to (i) aid in the transition of the former business of Seller to the Company, (ii) assist in the training of any replacement for Rado, (iii) supervise and make decisions concerning the bidding on, review of and acceptance of New Construction Contracts by the Company, (iv) supervise performance of the work by the Company on New Construction Contracts, and (v) supervise the work by the Company on the Existing Nonassignable Construction Contracts and to ensure that the Existing Nonassignable Construction Contracts are satisfactorily completed since the Company has certain indemnification obligations to Seller and Rado with respect to the performance and completion of the Existing Nonassignable Construction Contracts.

     Therefore, since each of the parties have a great interest in the employment of Rado by the Company for the entire

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

Employment Period, the parties hereto have agreed to execute and deliver this Agreement upon the terms and conditions hereinafter set forth, which includes the right of Rado and the Company to terminate Rado's employment during the Employment Period only for Good Reason (hereinafter defined) and Cause (hereinafter defined), respectively.

                                    Agreement
                                    ---------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Background to this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Employment. The Company hereby employs Rado as President and Chief Executive Officer of the Company and Rado hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

     2. Office and Duties. During the Employment Period (as defined in Section 4 herein), Rado shall devote his full business time and best working efforts to being the President and Chief Executive Officer of the Company, and shall perform such business related duties and services as shall be reasonably directed from time to time by the Board of Directors of the Company.

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

     Rado agrees that during the Employment Period he will not be employed by, participate or engage in, or be a part of, in any manner, directly or indirectly, the affairs of any other business enterprise or occupation (other than in connection with his duties as an employee of the Company) without the Company's express prior written consent; provided, however, that the foregoing shall not be intended to preclude Rado from (i) participating in the winding up or dissolution of Seller; or (ii) participating in the completion by Seller of the Existing Nonassignable Construction Contracts; or (iii) the mere ownership by Rado, Seller or an entity affiliated with Seller or Rado, of less than 5% of the issued and outstanding securities of any entity if such securities are included in the National Market Securities list of the National Association of Securities Dealers, Inc. Automated Quotation System or listed on any national Securities exchange; or (iv) being an investor in connection with the ownership by Rado, Seller, or any entity affiliated with Seller or Rado, in real estate.

     3. Compensation. For the services as described hereunder rendered by Rado to the Company, and in addition to the compensation and/or payments provided for in Sections 6 and 7, Rado shall receive the following compensation during the Employment Period (as defined below):

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

              An annual base salary at the rate of One Hundred and Fifty Thousand Dollars ($150,000), payable at such time as the Company pays its other employees, but in no event less frequently than bi-weekly.

              The Company will provide to Rado medical and health insurance coverage which shall be substantially equal to that furnished to him by Seller prior to the date hereof ("Health Insurance").

              Rado will participate in the Company's defined contribution plan which shall be substantially equal to the Seller's defined contribution plan existing prior to the date hereof. Rado shall also participate in the Company's profit sharing plan (which shall be substantially equal to the Seller's profit sharing plan existing prior to the date hereof) during the calendar years 2002 and 2003, and during the four (4) month period ended April 30, 2004, and the Company's contribution thereunder shall be based upon Rado's base salary at the annualized rate of $150,000.

              Rado shall be entitled to twenty (20) days of paid vacation time during each twelve (12) month period of the Employment Period.

              e. Rado shall be entitled to be reimbursed by the Company for all reasonable expenses reasonably incurred by Rado in connection with Rado's employment responsibilities and duties, including but not limited to business related travel expenses and mileage. Rado shall reasonably document all requests for expense reimbursements.

     4. Term of Employment. Subject to Section 5 hereof, the term of Rado's employment under this Agreement shall be for a period (the "Employment Period") of two (2) years commencing on September 30, 2002, and terminating on September 30, 2004 (the "Final Date"). Upon the expiration or earlier termination of the Employment Period (as provided herein), Rado shall no longer be an employee of the Company; provided, that the provisions of Sections 6 and 7 hereof shall continue in full force and effect.

     5. Termination of Employment. Notwithstanding the provisions of Section 4 hereof, Rado's employment with the Company shall be terminated, and the Employment Period shall be terminated, upon the occurrence of any of the following events:

     Rado may terminate Rado's employment during the Employment Period only for Good Reason (as defined below) upon sixty (60) days prior written notice to the Company. If any such notice is given, then the Employment Period shall terminate as of the end of the sixty day period, and thereafter Rado shall no longer be an employee of the Company; provided that: (i) the provisions of Sections 6 and 7 hereof shall continue in full force and effect; (ii) Rado shall receive any and all compensation, unreimbursed expenses and any and all employee benefits provided hereunder accrued through the date of termination; and (iii) the Company shall provide to Rado an amount equal to Rado's salary hereunder from the date of termination through the Final Date, which shall be payable on or before the date of termination; and (iv) the Company shall continue to pay for and provide Health Insurance for Rado through the Final Date.

     For purposes of this Agreement, "Good Reason" shall mean, without Rado's express written consent, the occurrence of any of the following circumstances:
(A) a Company Change in Control pursuant to which the buyer does not either assume this Agreement or otherwise agree to employ Rado at or after the acquisition date on terms substantially comparable in the aggregate to this Agreement, or (B) unless such circumstances are fully corrected within 60 days after written notice thereof (1) a permanent material diminution in Rado's position, duties, responsibilities (including reporting responsibilities) or authority (except during periods when Rado is unable to perform all or substantially all of Rado's duties and/or responsibilities on account of Rado's illness (either physical or mental) or other incapacity), or (2) a failure by the Company to pay Rado's salary or any other amounts or benefits as provided herein. For purposes of this Agreement, a "Company Change in Control" shall mean a sale for cash or noncash consideration of all or substantially all of the stock of the Company, or all or substantially all of the assets of the Company, to the extent such sale occurs after the date of this Agreement.

              The Company may terminate Rado's  employment during the Employment

Period only for Cause, upon written notice to Rado. The term "Cause" shall mean any of the following: (i) the commitment of any criminal or fraudulent act by Rado against the Company or in connection with its business; (ii) the willful and continued (after notice and reasonable opportunity to cure) failure of Rado to perform his duties and responsibilities as an employee of the Company, including but not limited to, his insubordination or failure to follow the instructions of the Board of Directors of the Company which materially and adversely affects the Company; (iii) Rado engages in conduct which involves dishonesty or moral turpitude and which is materially injurious to the Company; or (iv) the material breach by Rado of any term or condition hereof, provided that the Company provide to Rado notice of such breach and the opportunity to cure such breach within 30 days of such notice. In such event, upon such termination of employment, other than in connection with any unpaid compensation, any unreimbursed expenses and any and all other employee benefits provided hereunder accrued through the date of such termination, the Company shall have no further obligations hereunder; provided that the provisions of Sections 6 and 7 hereof shall continue in full force and effect.

              The death or disability of Rado. The term "disability" shall mean the reasonable determination by the Company, as provided herein, that Rado is incapacitated by a medical cause so as to render him mentally or physically incapable of performing all of his employment duties with the Company for a period of one hundred and eighty (180) consecutive days, provided that the Company notifies Rado of its determination of his disability within (10) days after such one hundred and eighty (180) day consecutive period. The Company shall be entitled to rely upon the advice and opinion of any qualified and licensed physician of its choosing in making any determination with respect to disability under this Agreement. Upon such death or disability, other than in connection with any unpaid compensation, any unreimbursed expenses and any and all other employee benefits provided hereunder which have accrued through the date of such death or disability, the Company shall have no further obligations hereunder; provided that the provisions of Sections 6 and 7 hereof shall continue in full force and effect.

              Upon the expiration or earlier termination of the Employment Period, or upon the request of the Company at any time, Rado shall immediately deliver to the Company any and all materials, equipment, products, documents, software, computer discs, manuals, records, drawings, or other items in Rado's possession or control, which concern or refer to the business or policies of the Company, and, except for such items which relate, in any way, to the Existing Nonassignable Construction Contracts, Rado shall not retain or use any copies or summaries thereof.

         e. The Company and the shareholder of the Company, Moro Corporation, each covenant and agree that they each will not effect any Company Change in Control (as defined above) prior to the expiration or earlier termination of the Employment Period without the prior written consent of Rado.

         f. The payment by the Company to Rado of any and all amounts due to Rado hereunder (including without limitation any such amounts under Sections 5, 6, and 7 hereof) have been guaranteed by Moro Corporation pursuant to the Guaranty Agreement entered into as of even date herewith.

   6. Bonus Payments to Rado.

     A. In addition to the compensation payable to Rado by the Company in Sections 3, 6.B, and 7, the Company shall pay to Rado a signing bonus in the amount of Three Hundred Thousand Dollars ($300,000) to be paid in three equal installments of $100,000 on the following dates: September 30, 2003; September 30, 2004; and September 30, 2005. These three payments shall be made to Rado by the Company whether or not the Employment Period or this Agreement has been terminated and whether or not Rado is then an employee of the Company, and subject to Section 6.C., the three payments shall be absolute and unconditional obligations of the Company. The payment due by the Company on September 30, 2005 has been guaranteed by David W. Menard and Jacqueline J. Menard, jointly and severally, pursuant to the Limited Guaranty dated of even date herewith. This
Section 6.A shall survive any termination of this Agreement, the death or disability of Rado, or the employment of Rado hereunder.





     B. In addition to the compensation payable to Rado by the Company in Sections 3, 6.A, and 7, the Company shall pay to Rado an additional signing bonus in the amount of Three Hundred Thousand Dollars ($300,000). The additional signing bonus shall be paid by the Company to Rado in three equal installments of $100,000 on the following dates: Septemebr 30, 2006; September 30, 2007; and September 30, 2008, and shall be evidenced by a non-interest bearing promissory note of the Company in the form attached hereto as Exhibit "A". These three payments shall be made to Rado by the Company whether or not the Employment Period or this Agreement has been terminated and whether or not Rado is then an employee of the Company, and subject to Section 6.C., the three payments shall be absolute and unconditional obligations of the Company. The additional signing bonus payments and the promissory note have been guaranteed by David W. Menard and Jacqueline J. Menard, jointly and severally, pursuant to the Limited Guaranty dated of even date herewith. This Section 6.B shall survive any termination of this Agreement, the death or disability of Rado, or the employment of Rado hereunder.

     C. Notwithstanding Section 6.A or 6.B, if on the due date of any bonus payment under subsection A. or B., any indemnification claims against Seller or Antonio D. Rado under Section XIX.A. of the Asset Purchase Agreement which have been finally judicially determined or settled and agreed upon by the parties thereto, or have been determined by the Independent Accounting Firm (as defined in the Asset Purchase Agreement) pursuant to Section VI.B of the Asset Purchase Agreement ("Company Finally Determined Claims"), then the Company shall (x) retain a portion of such bonus payment equal to the judicially determined,

Independent Accounting Firm determined, or agreed or settled amount, as applicable, of any such Company Finally Determined Claims until such time as the Company Finally Determined Claims are paid, and (y) pay the remainder of the bonus payment, if any, to Rado. Reference is made to the Asset Purchase Agreement for all of the terms, conditions, and covenants contained therein.

     D. The bonus  payments  to be made to Rado by the  Company  referred  to in
Section 6.A or 6.B shall be reduced by and subject to applicable payroll tax withholding, and in addition, shall be further reduced in the amount of the employer's portion of any payroll taxes required to paid by the Company.

   7.Profit Participation Payments.

     A. In addition to the compensation payable to Rado by the Company in Sections 3 and 6, on or before 90 days following the end of each of the two twelve month periods immediately following the date hereof, the Company shall deliver to Rado a profit participation payment ("Profit Participation Payment") equal to the sum of the following: (i) fifty percent (50%) of the amount, if any, by which the net pre-tax earnings of the Company during each such twelve month period equals or exceeds $725,000 and is less than $1,000,000; and
(ii)fifty-five percent (55%) of the amount, if any, by which the net pre-tax earnings of the Company during each such twelve month period equals or exceeds $1,000,000 and is less than $1,250,000; and (iii) sixty percent (60%) of the amount, if any, by which the net pre-tax earnings of the Company during each such twelve month period equals or exceeds $1,250,000. Any such payment shall be paid in cash. The Profit Participation Payments shall be made to Rado by the Company whether or not the Employment Period or this Agreement has been terminated and whether or not Rado is then an employee of the Company, and subject to Section 7.F, the payments shall be absolute and unconditional obligations of the Company. Each Profit Participation Payment shall be reduced by and subject to any applicable payroll tax withholding and in addition, shall be further reduced in the amount of the employer's portion of any payroll taxes required to paid by the Company. This Section 7 shall survive any termination of this Agreement, the death or disability of Rado, or the employment of Rado hereunder.

     B. As used in this Section 7, the term the Company shall include the Company (and its successors and assigns) as well as any business or businesses conducted by the Company, or by any subsidiary or affiliated corporations of the Company, which represent a succession to, a continuation of, or an expansion of the business conducted by Seller.

     C. As used in this Section 7, the term "net pre-tax earnings" shall mean the net earnings, before all income taxes, of the Company computed on the accrual basis of accounting in accordance with generally accepted accounting principles consistently applied and consistent with the accounting practices applied by Seller prior to the date hereof, except that the following provisions shall govern the computation of the net pre-tax earnings of the Company for purposes of this Section 7:

          1. Any extraordinary and nonrecurring items of income, gain, loss or expense shall be excluded from such computation.

          2. Any loss, charge or expense not related to the ordinary business operations of the Company, or paid, incurred or charged in connection with the expansion of the business operations of the Company (as conducted by Seller prior to the Sale) as a result of the making of acquisitions or the opening and staffing of new offices, or any income or revenues directly derived therefrom, shall be excluded from such computation. During the two twelve month periods covered by this Section 7, neither the Company nor any of its affiliates shall

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take any  expansion  action  that  effectively  competes  against  or could take business away from the Company's business (as conducted by Seller prior to the Sale) without Rado's prior written consent.

          3. Any payments, charges or expenses for the allocation of executive, general and administrative expenses or other payments, charges or expenses of the Company's sole shareholder, Moro Corporation, or David W. Menard, or his or its affiliates, shall be excluded from such computation; provided, however, that there shall be included for purposes of such computation (i.e., a deductible expense) an annual charge for management fees paid by the Company to Moro Corporation, David W. Menard or any affiliate(s) of the foregoing, in an amount not greater than $100,000.

          4. Any interest expenses or charges shall be excluded from such computation.

          5. Any amortization of any and all capitalized acquisition expenses associated with the transactions contemplated by this Agreement shall be excluded from such computation.

          6. The six payments of $100,000 to be made to Rado under Sections 6.A and 6.B hereof shall be excluded from such computation and the fifteen percent (15%)

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

portion of the Additional Cumberland Project Excess Profits (as defined in the Asset Purchase Agreement) retained by the Company and not paid to Seller pursuant to Section VI.E. of the Asset Purchase Agreement shall be excluded from such computation.

          7. Any and all Profit Participation Payments incurred or paid shall be excluded from such computation.

          8. All cash out of pocket expenses reasonably incurred by the Company for consulting fees and new management costs shall be included in the calculation and be taken by the Company as a deductible expense, subject to the approval of Rado which approval shall not be unreasonably withheld or delayed.

          9. Any depreciation expenses for the fixed assets of Seller acquired by the Company shall be based upon the book value assigned thereto pursuant to the Asset Purchase Agreement, which fixed assets shall be depreciated over periods and by methods consistent with generally accepted accounting principles and the practice of the Seller prior to the date hereof.

          10. Except as otherwise expressly provided above, all amounts determined in accordance with subparagraphs 1 through 9 of this Section 7.C shall be determined in accordance with generally accepted accounting principles consistently applied.

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


     D. Rado shall have reasonable access to the financial books and records of the Company in order to determine the amount of any Profit Participation Payment owed to him. Until all Profit Participation Payments have been made by the Company to Rado, the Company shall deliver to Rado the annual financial statements of the Company within 90-days following the close of each calendar year.

     E. As soon as may be practicable after each such twelve month period covered by this Section 7, but not later than 90 days thereafter, the Company shall deliver to Rado a statement setting forth in reasonable detail its calculation of the net pre-tax earnings of the Company during such twelve month period and the amount of any Profit Participation Payment to be paid to Rado pursuant to this Section 7, which statement shall be accompanied by payment to Rado of the amount shown thereon (a "Profit Participation Statement"). If within 30 days after delivery of the Profit Participation Statement, Rado has not given written notice to the Company (a "Profit Participation Dispute Notice") disputing such Profit Participation Statement (a "Profit Participation Dispute") and indicating the basis of such Profit Participation Dispute and the amount of the Profit Participation Payment claimed to be due by the Company to Rado, the

Company shall thereafter have no liability to Rado under this Section 7 for such twelve month period except for the amount of the Profit Participation Payment listed in the Profit Participation Statement.

   In the event that Rado delivers to the Company a Profit Participation Dispute Notice within such 30-day period, Rado and the Company shall use their best efforts to settle the Profit Participation Dispute within 30 days after the giving of such Profit Participation Notice. Any Profit Participation Dispute unresolved after such 30-day period may be submitted by the Company and Rado to an independent accounting firm acceptable to the parties (a "Profit Participation Independent Accounting Firm"), which firm shall use the methods and criteria and such procedures as it may deem necessary in its sole discretion to decide the Profit Participation Dispute, and the Profit Participation Independent Accounting Firm shall choose either the Profit Participation Payment set forth in the Profit Participation Statement or the Profit Participation Payment set forth in the Profit Participation Dispute Notice. The decision of the Profit Participation Independent Accounting Firm shall be final, conclusive and binding upon the parties and not subject to any appeal. The fees and expenses of the Profit Participation Independent Accounting Firm shall be paid

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

by the non-prevailing party, not the prevailing party.

   If upon the determination of the Profit Participation Dispute, any amount is due to Rado, the amount shall be paid to Rado by the Company within five days thereafter. Any such amount due to Rado shall bear interest from and after the date of the Profit Participation Dispute Notice until paid at the rate of six percent (6%) per annum and shall be paid in immediately available funds.

     F. If on the date of delivery of any Profit Participation Statement, any indemnification claims against Seller or Rado under Section XIX.A. of the Asset Purchase Agreement which have been finally judicially determined or settled and agreed upon by the parties thereto, or have been determined by the Independent Accounting Firm (as defined in the Asset Purchase Agreement) pursuant to Section VI.B of the Asset Purchase Agreement ("Company Finally Determined Claims"), then the Company shall (x) retain a portion of such Profit Participation Payment equal to the equal to the judicially determined, Independent Accounting Firm determined, or agreed or settled amount, as applicable, of any such Company Finally Determined Claims until such time as the Company Finally Determined Claims are paid, and (y) pay the remainder of the

Profit Participation Payment, if any, to Rado. Reference is made to the Asset Purchase Agreement for all of the terms, conditions, and covenants contained therein.

   8. Termination of Employment Period. The Company and Rado have entered into a Non-Competition Agreement dated of even date herewith ("Non-Competition Agreement"). The expiration or termination for any reason whatsoever of the Employment Period or this Agreement, or termination of Rado's employment with the Company for any reason whatsoever, shall not affect, modify, limit or vary in any manner whatsoever any of the terms or conditions of the Non-Competition Agreement, and the Non-Competition Agreement shall nevertheless remain in full force and effect in accordance with its terms.

   9. Notices. All notices required or permitted hereunder shall be in writing and shall be sent by personal delivery, recognized overnight delivery service, or certified or registered mail, return receipt requested, postage prepaid, as follows:

                If to Rado:

                           Mr. Antonio D. Rado
                           3707 State Route 487
                           Stillwater,  PA 17878

                With copy to:

                           George J. Hartnett,  Esquire
                           White and Williams LLP

                           1800 One Liberty
                           Place Philadelphia, PA 19103

                  If to the Company:
                           Moro/Rado Acquisition Corp.
                           111 Presidential Boulevard
                           Suite 240
                           Bala Cynwyd, Pennsylvania 19004
                           Attn: David W. Menard, Chairman

                  With copy to:
                           Douglas M. Lurio, Esquire
                           Lurio & Associates, P.C.
                           2005 Market Street; Suite 2340
                           Philadelphia, PA  19103


or to such other address as such parties may designate in a written notice served upon the other parties in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by personal delivery, on the next business day when sent by recognized overnight delivery service, and on the second day next succeeding the date of mailing when sent by certified or registered mail, return receipt requested.

   10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted personal representatives, heirs, successors, and assigns. This Agreement may not be assigned, in whole or in part, by Rado or the Company without the prior written consent of the other party.

   11. Background; Entire Agreement. The parties hereto agree that the Background to this Agreement is incorporated herein by reference and is part of this Agreement. This Agreement embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof, supersedes all prior and contemporaneous agreements, understandings and negotiations, whether oral or written of the parties, and no promise, condition, representation or warranty, expressed or implied, not herein set forth, shall bind any party with respect to the subject matter hereof.

   12. Choice of Law. This Agreement has been executed and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws rules.

   13. Jurisdiction. Except as provided otherwise herein, the Company and Rado irrevocably consent and agree that any legal action or proceeding whatsoever arising out of or in any way connected with this Agreement or the transactions contemplated hereby shall be solely and exclusively commenced, filed, instituted or brought in the state or federal courts of the Commonwealth of Pennsylvania, and each irrevocably submits and accepts with regard to any such legal action or proceeding to the jurisdiction of such courts. Except as otherwise provided herein, the Company and Rado irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company and Rado, such service to become effective upon mailing. Except as otherwise provided herein, the Company and Rado hereby irrevocably waive, to the fullest extent permitted by law, any objection which either of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding arising out of or relating to this Agreement brought in such Pennsylvania courts, and hereby further irrevocably waive any claim, that any such suit, action or proceeding brought in such courts, has been brought in an inconvenient forum.

   14. Waivers, Modifications, etc. Any party to this Agreement may waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner as this Agreement. No amendment or modification of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waivers shall be binding unless in writing executed by the party waiving such term or condition of this Agreement.

   15. Invalid Provision. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law.

   16. Understanding of Agreement. Rado hereby represents and warrants each of the following: (i) he has carefully read all of the terms and conditions of this Agreement; and (ii) he fully understands the meaning and effect of this Agreement; and (iii) the entry into and execution of this Agreement by him is his own free and voluntary act and deed; and (iv) he has received (or had the opportunity to receive) the advice of his own attorney, accountant, or other advisors, concerning this Agreement and its meaning and legal effect, and has (or has had the opportunity to) fully and completely discuss and review the Agreement and its meaning and legal effect, with his own attorney, accountant or other advisors.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                             MORO/RADO ACQUISITION CORP.


Attest:_____________________        By:     /S/ David W. Menard
                                            -------------------
                                            David W. Menard, Chairman

Witness:____________________                /S/ Antonio D. Rado
                                            -------------------
                                            ANTONIO D. RADO, Individually

                       LIMITED JOINDER OF MORO CORPORATION
                       -----------------------------------

     The undersigned, Moro Corporation, hereby joins in this Agreement solely for the purpose of agreeing to the terms and conditions of Section 5.e hereof.

                                            MORO CORPORATION

Witness:                            By:     /S/ David W. Menard
        ---------------------               -------------------
                                            David W. Menard, President



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